EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact—(713) 585-2900
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Chemical Partners LP Announces Second Quarter 2024 Results
•Declared quarterly distribution of $0.4714 per unit; 40th consecutive quarterly distribution
HOUSTON--(BUSINESS WIRE)--Westlake Chemical Partners LP (NYSE: WLKP) (the "Partnership") today reported net income attributable to the Partnership in the second quarter of 2024 of $14.4 million, or $0.41 per limited partner unit, an increase of $2.5 million compared to the second quarter 2023 net income of $11.9 million. Cash flows from operating activities in the second quarter of 2024 were $121.9 million, an increase of $23.4 million compared to second quarter 2023 cash flows from operating activities of $98.5 million, due to higher net income. For the three months ended June 30, 2024, MLP distributable cash flow was $17.1 million, an increase of $2.1 million compared to second quarter 2023 MLP distributable cash flow of $15.0 million. The increase in MLP distributable cash flow and associated trailing twelve-month coverage ratio was primarily due to higher production and sales volume due to the Calvert City turnaround in the second quarter of 2023.
Second quarter 2024 net income attributable to the Partnership of $14.4 million decreased by $0.4 million compared to first quarter 2024 net income of $14.8 million, primarily due to higher selling, general and administrative expenses. Second quarter 2024 cash flows from operating activities of $121.9 million increased by $17.3 million compared to first quarter 2024 cash flows from operating activities of $104.6 million due to more favorable working capital changes. Second quarter 2024 MLP distributable cash flow of $17.1 million increased by $0.2 million compared to first quarter 2024 MLP distributable cash flow of $16.9 million, primarily due to higher margins on third-party ethylene sales.
"We are pleased with the Partnership's performance for the second quarter of 2024. During the second quarter, we benefitted from improved third-party ethylene sales prices and margins, which supported the growth in our MLP distributable cash flow. Last month, Westlake Chemical Partners GP LLC, the general partner of the Partnership, implemented a succession plan that included the appointment of Jean-Marc Gilson as President, CEO and director of our general partner. We are pleased to welcome Jean-Marc to the Partnership as he continues implementing our strategy of long-term value creation," said Albert Chao, Executive Chairman. "Looking ahead to the second half of 2024, preparations are well underway for our planned maintenance turnaround at our Petro 1 ethylene unit, which is scheduled to begin later in the third quarter. While the Petro 1 turnaround will have a temporary impact on our earnings and cash flows, our outlook for third-party ethylene sales prices and margins has improved and OpCo's ethylene sales agreement with Westlake will continue to support our earnings and cash flows."
On July 30, 2024, the Partnership announced that the Board of Directors of Westlake Chemical Partners GP LLC had approved a quarterly distribution for the second quarter of 2024 of $0.4714 per unit to be payable on August 27, 2024 to unitholders of record as of August 12, 2024, representing the 40th consecutive quarterly distribution to our unitholders. MLP distributable cash flow provided trailing twelve-month coverage of 0.96x the declared distributions for the second quarter of 2024, which was higher than the trailing twelve-month coverage ratio of 0.93x at the end of the first quarter of 2024. Since our IPO in July of 2014 our cumulative coverage ratio is 1.08x.
OpCo's Ethylene Sales Agreement with Westlake is designed to provide for stable and predictable cash flows. The agreement provides that 95% of OpCo's ethylene production is sold to Westlake for a cash margin of $0.10 per pound, net of operating costs, maintenance capital expenditures and reserves for future turnaround expenditures.
i

The statements in this release and the related teleconference relating to matters that are not historical facts, such as those with respect to the timing of the anticipated Petro 1 turnaround, results of our turnaround reserves and activities, our future coverage ratio, our outlook for third-party ethylene margins, our expectations regarding feedstock and energy costs, the ability to deliver value, returns, predictable cash flows and distributions to unitholders, the expectation that strong distributions will continue, and the nature of the sales agreement with Westlake, are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to, operating difficulties; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of feedstocks; changes in prevailing economic conditions; actions and commitments of Westlake Corporation; actions of third parties; the timing and results of capital expenditures, including turnaround activities; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; difficulty collecting receivables; inability of our customers to take delivery; fires, explosions or other industrial accidents; our ability to borrow funds and access capital markets; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC in February 2024, and the Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which was filed with the SEC in May 2024.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Use of Non-GAAP Financial Measures

This release makes reference to certain "non-GAAP" financial measures, such as MLP distributable cash flow, coverage ratio and EBITDA. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission ("SEC") as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. GAAP, but believe that certain non-GAAP financial measures, such as MLP distributable cash flow, coverage ratio and EBITDA, provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. We define MLP distributable cash flow as distributable cash flow less distributable cash flow attributable to Westlake Corporation's noncontrolling interest in OpCo and distributions attributable to the incentive distribution rights holder. MLP distributable cash flow does not reflect changes in working capital balances. We define EBITDA as net income before interest expense, income taxes, depreciation and amortization. MLP distributable cash flow, coverage ratio and EBITDA are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our operating performance as compared to other publicly traded partnerships, our ability to incur and service debt and fund capital expenditures and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. Reconciliations of MLP distributable cash flow to net income and to net cash provided by operating activities and of EBITDA to net income, income from operations and net cash provided by operating activities can be found in the financial schedules at the end of this press release.

Westlake Chemical Partners LP
Westlake Chemical Partners is a limited partnership formed by Westlake Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, the Partnership owns a 22.8% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP's assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana, and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com.

Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners' second quarter 2024 results will be held Tuesday, August 6th, 2024 at 1:00 PM Eastern Time (12:00 PM Central Time). To access the conference call, please register at: https://register.vevent.com/register/BI05d1ab2ca68249b69a922d0eae472d31. A dial-in will be provided upon registration.
The conference call will also be available via webcast at: https://edge.media-server.com/mmc/p/qjg77gba and the earnings release can be obtained via the Partnership web page at: https://investors.wlkpartners.com/corporate-profile/default.aspx.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake Corporation ("Westlake")	$239,527	$224,575	$474,736	$482,046
Net co-products, ethylene and other sales—third parties	44,641	39,602	94,105	89,808
Total net sales	284,168	264,177	568,841	571,854
Cost of sales	182,936	176,455	365,429	378,059
Gross profit	101,232	87,722	203,412	193,795
Selling, general and administrative expenses	7,605	7,229	14,682	15,143
Income from operations	93,627	80,493	188,730	178,652
Other income (expense)
Interest expense—Westlake	(6,651)	(6,117)	(13,232)	(13,432)
Other income, net	1,257	1,061	2,591	1,881
Income before income taxes	88,233	75,437	178,089	167,101
Provision for income taxes	207	173	417	385
Net income	88,026	75,264	177,672	166,716
Less: Net income attributable to noncontrolling interest in Westlake Chemical OpCo LP ("OpCo")	73,599	63,378	148,412	139,938
Net income attributable to Westlake Partners	$14,427	$11,886	$29,260	$26,778

Net income per limited partner unit attributable to Westlake Partners (basic and diluted)
Common units	$0.41	$0.34	$0.83	$0.76

Distributions declared per unit	$0.4714	$0.4714	$0.9428	$0.9428

MLP distributable cash flow	$17,135	$14,985	$34,027	$32,536

Distributions declared
Limited partner units—publicly and privately held	$9,951	$9,946	$19,901	$19,892
Limited partner units—Westlake	6,657	6,658	13,314	13,315
Total distributions declared	$16,608	$16,604	$33,215	$33,207
EBITDA	$123,199	$108,594	$247,630	$234,209

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2024	December 31, 2023

	(In thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$65,999	$58,619
Receivable under the Investment Management Agreement—Westlake	94,478	94,444
Accounts receivable, net—Westlake	39,090	49,565
Accounts receivable, net—third parties	27,128	18,701
Inventories	4,487	4,432
Prepaid expenses and other current assets	944	442
Total current assets	232,126	226,203
Property, plant and equipment, net	912,752	943,843
Other assets, net	143,484	146,796
Total assets	$1,288,362	$1,316,842

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$49,607	$56,335
Long-term debt payable to Westlake	399,674	399,674
Other liabilities	4,234	4,583
Total liabilities	453,515	460,592
Common unitholders—publicly and privately held	471,199	473,513
Common unitholder—Westlake	47,408	48,993
General partner—Westlake	(242,572)	(242,572)
Total Westlake Partners partners' capital	276,035	279,934
Noncontrolling interest in OpCo	558,812	576,316
Total equity	834,847	856,250
Total liabilities and equity	$1,288,362	$1,316,842
v

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2024	2023

	(In thousands of dollars)
Cash flows from operating activities
Net income	$177,672	$166,716
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	56,309	53,676
Net loss on disposition and other	1,870	725
Other balance sheet changes	(9,390)	22,286
Net cash provided by operating activities	226,461	243,403
Cash flows from investing activities
Additions to property, plant and equipment	(19,951)	(17,169)
Investments with Westlake under the Investment Management Agreement	—	(164,116)
Maturities of investments with Westlake under the Investment Management Agreement	—	135,000
Net cash used for investing activities	(19,951)	(46,285)
Cash flows from financing activities
Proceeds from debt payable to Westlake	108,000	98,500
Repayment of debt payable to Westlake	(108,000)	(98,500)
Distributions to noncontrolling interest retained in OpCo by Westlake	(165,916)	(169,259)
Distributions to unitholders	(33,214)	(33,207)
Net cash used for financing activities	(199,130)	(202,466)
Net increase (decrease) in cash and cash equivalents	7,380	(5,348)
Cash and cash equivalents at beginning of period	58,619	64,782
Cash and cash equivalents at end of period	$65,999	$59,434

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF MLP DISTRIBUTABLE CASH FLOW TO NET INCOME
AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2024	2023	2024	2023

	(In thousands of dollars)
Net cash provided by operating activities	$104,565	$121,896	$98,543	$226,461	$243,403
Changes in operating assets and liabilities and other	(14,919)	(33,870)	(23,279)	(48,789)	(76,687)
Net income	89,646	88,026	75,264	177,672	166,716
Add:
Depreciation, amortization and disposition of property, plant and equipment	28,265	29,869	27,095	58,134	54,098
Less:
Contribution to turnaround reserves	(11,476)	(8,672)	(6,967)	(20,148)	(14,273)
Maintenance capital expenditures	(7,749)	(9,306)	(6,521)	(17,055)	(14,545)
Distributable cash flow attributable to noncontrolling interest in OpCo	(81,794)	(82,782)	(73,886)	(164,576)	(159,460)
MLP distributable cash flow	$16,892	$17,135	$14,985	$34,027	$32,536

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND NET CASH
PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2024	2023	2024	2023

	(In thousands of dollars)
Net cash provided by operating activities	$104,565	$121,896	$98,543	$226,461	$243,403
Changes in operating assets and liabilities and other	(14,919)	(33,870)	(23,279)	(48,789)	(76,687)
Net income	89,646	88,026	75,264	177,672	166,716
Less:
Other income, net	1,334	1,257	1,061	2,591	1,881
Interest expense—Westlake	(6,581)	(6,651)	(6,117)	(13,232)	(13,432)
Provision for income taxes	(210)	(207)	(173)	(417)	(385)
Income from operations	95,103	93,627	80,493	188,730	178,652
Add:
Depreciation and amortization	27,994	28,315	27,040	56,309	53,676
Other income, net	1,334	1,257	1,061	2,591	1,881
EBITDA	$124,431	$123,199	$108,594	$247,630	$234,209